EXHIBIT 10.1

March 9, 2016

Mortimer B. Zuckerman
Chairman of the Board
Boston Properties, Inc.
510 Madison Avenue, Suite 2901
New York, NY 10022
Dear Mort:
This letter (this “Amendment”) amends the terms of that certain Transition Benefits Agreement dated March 10, 2013 (the “Agreement”), between Boston Properties, Inc. (the “Company”) and you as supplemented by that certain letter agreement, dated March 9, 2015 (the “Letter Agreement”), between the Company and you. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement or the Letter Agreement, as applicable. In connection with your transition from Chairman of the Board to Chairman Emeritus of the Company as of the end of your current term as a director on the date of the Company’s 2016 annual meeting of stockholders, you and the Company agree as follows:

1.
For so long as you hold the title of Chairman Emeritus of the Company, the Company shall provide you with the compensation and Agreed Benefits in accordance with the terms set forth in Sections 1 and 2 of the Letter Agreement, and the references in the Letter Agreement to your service as “non-executive Chairman” and “a member of the Board” shall be replaced with references to your holding the title of “Chairman Emeritus.”

2.	You shall be entitled to retain the title of Chairman Emeritus for so long as you are generally willing and able to attend meetings of the Board of Directors of the Company.

3.
You agree to continue to abide by all policies of the Company, whether now existing or hereafter in effect, as if you were a director of the Company, including, but not limited to, the Company’s Code of Business Conduct and Ethics and the Company’s insider trading policies, and you agree to abide by the Company’s Third Amended and Restated Policy Regarding Special Trading Procedures to the same extent as if you were an “Insider” as defined therein, in each case, for so long as you hold the title of Chairman Emeritus.

4.
The Letter Agreement and the Agreement will remain in full force and effect and, unless otherwise modified herein, the provisions of Sections 2, 4, 5, 6, 7, 8 and 9 of the Agreement will govern this Amendment as if set forth herein in their entirety.

[SIGNATURES FOLLOW ON SEPARATE PAGE]

Please indicate your acceptance of the terms set forth herein by countersigning this letter agreement.

/s/ Owen D. Thomas
Owen D. Thomas Chief Executive Officer Boston Properties, Inc.

AGREED AND ACCEPTED this _1_ day of March, 2016

/s/ Mort Zuckerman
Mortimer B. Zuckerman